EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-35887, 333-42182, 333-43081, 333-65327, 333-65329, 333-98811, 333-111076, and 333-111077 on Form S-8 and Registration Statement No. 333-166968 on Form S-3 of our report dated June 19, 2012, appearing in this Annual Report on Form 11-K of the Mylan Puerto Rico Profit Sharing Employee Savings Plan for the year ended December 31, 2011.

/s/ Deloitte & Touche LLP
Pittsburgh, Pennsylvania
June 19, 2012